July 05, 2011 09:00 AM Eastern Daylight Time

Duff & Phelps Acquires Growth Capital Partners

Addition of Texas-Based, Middle Market Investment Banking Firm Enhances Duff & Phelps' Energy Industry Expertise

NEW YORK--(BUSINESS WIRE)--Duff & Phelps Corporation (NYSE: DUF), a leading independent financial advisory and investment banking services firm, today announced that it has acquired Growth Capital Partners. Comprised of approximately 20 client service professionals, Growth Capital Partners is a Texas-based investment banking firm focused on transactions in the middle market. The acquisition expands Duff & Phelps’ presence in the Southwestern United States and complements the firm’s expertise in the energy, mining and infrastructure industries. Terms of the transaction were not disclosed.

"For nearly 20 years, Growth Capital Partners has established itself as a premier provider of investment banking services that help clients achieve growth objectives and maximize shareholder value," said Jacob Silverman, leader of the Investment Banking practice at Duff & Phelps. “Our new colleagues’ deep expertise in energy, oilfield services and other key sectors will contribute significantly to Duff & Phelps’ platform of service offerings and global presence. Further, Growth Capital Partners’ emphasis on excellent client service, integrity and teamwork aligns perfectly with the Duff & Phelps culture."

Founded in 1992, Growth Capital Partners works with entrepreneurs, business owners and private equity organizations to meet their growth and liquidity objectives. The team provides a broad range of investment banking services, with emphases on company sales, private placements, management-led buyouts and valuation services. The company serves a diverse client base from publicly traded companies to private businesses in such industries as energy, manufacturing, distribution, business services, staffing, consumer goods, retail, technology and healthcare.

John T. McNabb, II, chairman, director and a founder of Growth Capital Partners, joins Duff & Phelps as vice chairman of the Investment Banking practice. McNabb commented, "The entire Growth Capital Partners team looks forward to combining our talents, skills and relationships with an internationally recognized firm that offers a comprehensive spectrum of deal-related and financial advisory capabilities. These synergies will naturally entrench Duff & Phelps’ investment banking franchise in Texas, where so many entrepreneurs will benefit from our new team’s formidable understanding of the middle market."

David W. Sargent, CEO, president, director and a founder of Growth Capital Partners, joins Duff & Phelps to lead the firm’s investment banking activity in the Southwest. Commenting on the acquisition, Sargent added, “Like Duff & Phelps, Growth Capital Partners focuses on the importance of relationships and the execution of optimal outcomes for our clients. By combining shared philosophies with our regional presence and strong network of contacts in key industries, Duff & Phelps is better positioned to take advantage of growth opportunities throughout the Southwest and beyond.”

About Duff & Phelps

As a leading global provider of financial advisory and investment banking services, Duff & Phelps balances analytical skills, deep market insight and independence to help clients make sound decisions. The firm provides expertise in the areas of valuation, transactions, financial restructuring, alternative assets, disputes and taxation, with more than 1,000 employees serving clients from offices in North America, Europe and Asia. Investment banking services in the United States are provided by Duff & Phelps Securities, LLC. Investment banking services in the United Kingdom and Germany are provided by Duff & Phelps Securities Ltd. Duff & Phelps Securities Ltd. is authorized and regulated by the Financial Services Authority. Investment banking services in France are provided by Duff & Phelps SAS. For more information, visit www.duffandphelps.com. (NYSE: DUF)

About Growth Capital Partners

Growth Capital Partners is an investment banking firm that provides financial advisory services to both private and public middle-market companies. Since its inception in 1992, GCP has completed in excess of 250 transactions, raised more than $1 billion of institutional capital (through private placements of equity, subordinated, and senior debt), and completed M&A transactions with an aggregate value in excess of $4 billion. Investment banking services are provided by GCP Securities, Inc.

Contacts

Duff & Phelps
Investor Relations:
Marty Dauer, +1-212-871-7700
investor.relations@duffandphelps.com

or

Media Relations:
Alex Wolfe, +1-212-871-9087
alex.wolfe@duffandphelps.com